ITEM 77: ATTACHMENTS

SUB-ITEM 77O: Transactions effected pursuant to Rule 10f-3

Fund: JNL/Eagle SmallCap Equity Fund
Security: Castlight Health
Date of Purchase: 3/14/2014
Amount of Purchase: $280,240.00
Purchase price: $16.00
Purchased from: Goldman Sachs
Affiliated Underwriter: Raymond James

Fund: JNL/Eagle SmallCap Equity Fund
Security: Paylotcity Holdings
Date of Purchase: 3/19/2014
Amount of Purchase: $993,446.00
Purchase price: $17.00
Purchased from: Merrill Lynch
Affiliated Underwriter: Raymond James

Fund: JNL/Eagle SmallCap Equity Fund
Security: Sciquest Inc.
Date of Purchase: 3/27/2014
Amount of Purchase: $6,261,078.00
Purchase price: $26.75
Purchased from: JP Morgan
Affiliated Underwriter: Raymond James

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Republic of Slovenia
Date of Purchase: 2/10/2014
Amount of Purchase: $1,100,366.38
Purchase price: $98.247
Purchased from: Barclays Bank PLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Republic of Slovenia
Date of Purchase: 2/10/2014
Amount of Purchase: $1,142,306.50
Purchase price: $99.331
Purchased from: Barclays Bank PLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Juniper Networks Inc
Date of Purchase: 2/27/2014
Amount of Purchase: $599,082.00
Purchase price: $99.847
Purchased from: Barclays Captial Inc
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Pitney Bowes Inc
Date of Purchase: 3/4/2014
Amount of Purchase: $1,586,480.00
Purchase price: $99.155
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Verizon Communications Inc
Date of Purchase: 3/10/2014
Amount of Purchase: $2,371,152.50
Purchase price: $99.838
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Australia & New Zealand Banking
Date of Purchase: 3/12/2014
Amount of Purchase: $1,972,314.00
Purchase price: $99.864
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Sumitomo Mitsui Financial Group
Date of Purchase: 3/26/2014
Amount of Purchase: $2,200,000.00
Purchase price: $100.00
Purchased from: Barclays Captial Inc
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Emerging Markets Debt Fund
Security: Republic of Turkey
Date of Purchase: 2/12/2014
Amount of Purchase: $722,889.82
Purchase price: $99.026
Purchased from: Merrill Lynch, Pierce, Fenner & Smith, Incorporated
Affiliated Underwriter:  Goldman Sachs International

Fund: JNL/Goldman Emerging Markets Debt Fund
Security: Alfa SAB de CV
Date of Purchase: 3/20/2014
Amount of Purchase: $298,491.00
Purchase price: $99.497
Purchased from: Credit Suisse Securities (Europe) Limited
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Emerging Markets Debt Fund
Security: Alfa SAB de CV
Date of Purchase: 3/20/2014
Amount of Purchase: $498,885.00
Purchase price: $99.777
Purchased from: Morgan Stanley & Co. LLC
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Mid Cap Value Fund
Security: Rice Energy Inc
Date of Purchase: 1/24/2014
Amount of Purchase: $289,359.00
Purchase price: $21.00
Purchased from: SunTrust Robinson Humphrey, Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Goldman Mid Cap Value Fund
Security: Envision Healthcare Holdings Inc.
Date of Purchase: 2/6/2014
Amount of Purchase: $336,110.00
Purchase price: $30.50
Purchased from: Barclays Capital Inc.
Affiliated Underwriter: Goldman Sachs & Co.

Fund: JNL/Morgan Stanley Mid Cap Growth Fund
Security: FireEye Inc.
Date of Purchase: 3/6/2014
Amount of Purchase: $154,670,532.00
Purchase price: $82.00
Purchased from: Barclays
Affiliated Underwriter: Morgan Stanley

Fund: JNL/BlackRock Global Allocation Fund
Security: The Goldman Sachs Group, Inc.
Date of Purchase: 4/21/2014
Amount of Purchase: $225,000,000.00
Purchase price: $100.00
Purchased from: Goldman, Sachs & Co.
Affiliated Underwriter: PNC Capital Markets LLC

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Citigroup Inc
Date of Purchase: 4/23/2014
Amount of Purchase: $1,025,000.00
Purchase price: $100.00
Purchased from: Citigroup Global Markets Inc.
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Numericable Group SA
Date of Purchase: 4/23/2014
Amount of Purchase: $400,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Dominican Republic
Date of Purchase: 4/24/2014
Amount of Purchase: $110,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities PLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Celgene Corp
Date of Purchase: 5/6/2014
Amount of Purchase: $922,696.75
Purchase price: $99.751
Purchased from: Credit Suisse Securities (USA) LLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Celgene Corp
Date of Purchase: 5/6/2014
Amount of Purchase: $896,931.00
Purchase price: $99.659
Purchased from: Morgan Stanley & Co LLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Intesa Sanpaolo SpA
Date of Purchase: 6/19/2014
Amount of Purchase: $1,200,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Williams Partners LP
Date of Purchase: 6/24/2014
Amount of Purchase: $1,943,955.00
Purchase price: $99.69
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Monsanto Co
Date of Purchase: 6/26/2014
Amount of Purchase: $1,724,827.50
Purchase price: $99.99
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Sachs Core Plus Bond Fund
Security: Popular Inc
Date of Purchase: 6/26/2014
Amount of Purchase: $1,000,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Emerging Markets Debt Fund
Security: Numericable Group SA
Date of Purchase: 4/23/2014
Amount of Purchase: $235,101.49
Purchase price: $100.00
Purchased from: J.P. Morgan Securities PLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Emerging Markets Debt Fund
Security: Numericable Group SA
Date of Purchase: 4/23/2014
Amount of Purchase: $200,000.00
Purchase price: $100.00
Purchased from: J.P. Morgan Securities LLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Emerging Markets Debt Fund
Security: Fibria Overseas Finance
Date of Purchase: 5/7/2014
Amount of Purchase: $331,668.69
Purchase price: $99.302
Purchased from: Deutsche Bank Aktiengesellschaft
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Emerging Markets Debt Fund
Security: Country Garden Holdings Co LTD
Date of Purchase: 5/15/2014
Amount of Purchase: $415,753.82
Purchase price: $98.989
Purchased from: J.P. Morgan Securities PLC
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Mid Cap Value Fund
Security: Verint Systems Inc
Date of Purchase: 6/13/2014
Amount of Purchase: $148,980.00
Purchase price: $47.750
Purchased from: Deutsche Bank Securities Inc.
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman Mid Cap Value Fund
Security: Eclipse Resources Corp
Date of Purchase: 6/20/2014
Amount of Purchase: $526,770.00
Purchase price: $27.00
Purchased from: Citigroup Global Markets Inc
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/Goldman U.S. Equity Flex Fund
Security: NextEra Energy Partners LP
Date of Purchase: 6/26/2014
Amount of Purchase: $512,325.00
Purchase price: $25.00
Purchased from: Merrill Lynch, Pierce, Fenner & Smith Incorporated
Affiliated Underwriter:  Goldman Sachs & Co.

Fund: JNL/JPMorgan MidCap Growth Fund
Security: HD Supply Holdings, Inc.
Date of Purchase: 5/1/2014
Amount of Purchase: $2,691,000.00
Purchase price: $26.00
Purchased from: BofA Merrill Lynch
Affiliated Underwriter:  J.P. Morgan

Fund: JNL/JPMorgan MidCap Growth Fund
Security: CoStar Group
Date of Purchase: 6/5/2014
Amount of Purchase: $8,144,000.00
Purchase price: $160.00
Purchased from: Goldman Sachs
Affiliated Underwriter:  J.P. Morgan

For all transactions listed, the determination described in paragraph
(b)(10)(iii) of Rule 10f-3 was made based on the following information: the securities to be purchased were part of an issue registered under the Securities
Act of 1933 that is being offered to the public, eligible municipal securities, securities sold in an eligible foreign offering, or securities sold in an eligible Rule 144A offering; the securities were purchased prior to the end of the first day on which any sales are made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible
Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer), and if the securities were offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated; if the securities purchased were part of an issue registered under the Securities Act of 1933 that was offered to the public or was purchased pursuant to an eligible foreign offering or an eligible Rule 144A offering, the issuer of the securities was in continuous operation for not less than three years, including the operations of any predecessors; the securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities; the commission, spread or profit received by the principal underwriters was reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time; and the amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, did not exceed: if purchased in an offering other than an eligible Rule 144A offering, 25 percent of the principal amount of the offering of such class, or if purchased in an eligible Rule 144A offering, 25 percent of the total of: the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus the principal amount of the offering of such class in any concurrent public offering.